                                                                      EXHIBIT 21

                          LANCASTER COLONY CORPORATION
                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT


                                                                                  STATE           PERCENT OF
                NAME                                                        OF INCORPORATION       OWNERSHIP
                ----                                                        ----------------       ---------

Colony Printing & Labeling, Inc............................................     Indiana              100%
Dee Zee, Inc...............................................................     Ohio                 100%
E. O. Brody Company........................................................     Ohio                 100%
Fostoria Glass, LLC........................................................     Ohio                 100%
Indiana Glass Company......................................................     Indiana              100%
Jackson Plastics Operations, Inc...........................................     Ohio                 100%
LRV Acquisition Corp.......................................................     Ohio                 100%
LaGrange Molded Products, Inc..............................................     Delaware             100%
Lancaster Colony Commercial Products, Inc..................................     Ohio                 100%
Lancaster Glass Corporation................................................     Ohio                 100%
New York Frozen Foods, Inc.................................................     Ohio                 100%
Pretty Products, Inc.......................................................     Ohio                 100%
Sister Schubert's Homemade Rolls, Inc......................................     Alabama              100%
T. Marzetti Company........................................................     Ohio                 100%
The Quality Bakery Company, Inc............................................     Ohio                 100%
Reames Foods, Inc..........................................................     Iowa                 100%
Waycross Molded Products, Inc..............................................     Ohio                 100%

All subsidiaries conduct their business under the names shown.



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